EXHIBIT 99.6


                             LETTER OF TRANSMITTAL



                        Morgan Stanley Aircraft Finance



                   Offer to Exchange Notes Due March 15, 2025

              For Any and All Outstanding Notes Due March 15, 2025

                  Pursuant to the Prospectus dated       , 2000


THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          ,
2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


         by Mail:                     by Overnight Mail or Courier:                     by Hand:
BT Services Tennesse, Inc.             BT Services Tennesse, Inc.                Bankers Trust Company
   Reorganization Unit              Corporate Trust & Agency Services      Corporate Trust & Agency Services
     P.O. Box 292737                       Reorganization Unit              Attn: Reorganization Department
 Nashville, TN 37229-2737                648 Grassmere Park Road               Receipt & Delivery Window
                                           Nashville, TN 37211             123 Washington Street, 1(st) Floor
   Fax: (615) 835-3701                    Confirm by Telephone                     New York, NY 10006
                                             (615) 835-3572
                                                                              Information: (800) 735-7777


     Delivery of this instrument to an address other than as set forth above, or transmission via facsimile other than as set forth above, will not constitute a valid delivery.

     The undersigned acknowledges receipt and reviewed the Prospectus dated
           , 2000 (the "Prospectus"), of Morgan Stanley Aircraft Finance ("MSAF"), and this letter of transmittal (the "Letter"), which together constitute MSAF's offer (the "Exchange Offer") to exchange $1,000 in principal amount of five subclass of Notes due March 15, 2025 (the "New Notes") for each $1,000 in principal amount of the five subclasses of issued and outstanding Notes due March 15, 2025 (the "Old Notes"). Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

     For each Old Note accepted for exchange and not validly withdrawn, the holder of such Old Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note. If the Exchange Offer is not consummated by December 10, 2000, interest will accrue from and including December 10, 2000 and will be payable in cash monthly in arrears on the 15th day of each month, at a rate per annum equal to 0.50% per annum over the rate then applicable to each subclass of Old Notes (the "Additional Interest"). Upon the consummation of the Exchange Offer after December 10, 2000, the Additional Interest payable on the Old Notes will cease to accrue from the date of such consummation and all accrued and unpaid Additional Interest as of the consummation of the Exchange Offer shall be paid promptly thereafter to the holders of record of the Old Notes immediately prior to the


                                   Ex-99.6-1
time of such occurrence. Following the consummation of the Exchange Offer the interest terms of the Old Notes that are not exchanged shall revert to the original terms set forth in the Notes as described on the cover page of the Offering Memorandum dated March 8, 2000 with respect to the Old Notes. Holders of Old Notes accepted for exchange will be deemed to have waived the right to receive any other payments or accrued interest on the Old Notes. MSAF expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance of any Old Notes, by giving oral or written notice of such extension to the Exchange Agent and notice of such extension to the holders as described in the next sentence, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended. MSAF shall notify the holders of the Old Notes of any extension by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Notwithstanding the foregoing, pursuant to the Registration Rights Agreement, MSAF has agreed to keep the Exchange Offer open for not less than 20 business days after the date notice thereof is mailed to the holders of the Old Notes (or longer if required by applicable law).

     Either this Letter or an Agent's Message is to be completed by a holder of Old Notes (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the holder of such Old Notes) in order to tender Old Notes. All deliveries of Old Notes must be made by book-entry transfer to the account maintained by the Exchange Agent at The Depositary Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in the Prospectus under "The Exchange Offer--Book-Entry Transfer". Holders of Old Notes who are unable to deliver confirmation of the book-entry tender of their Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility (a "Book-Entry Confirmation") or all other documents required by this Letter to the Exchange Agent on or prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures". See Instruction 1. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     The undersigned has completed the appropriate boxes below and signed this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

               List below the subclass(es) of Old Notes to which this Letter relates. If the space provided below is inadequate, the principal amount at maturity of such subclass of Old Notes should be listed on a separate signed schedule affixed hereto.

-----------------------------------------------------------------------------------------------------------------------------------
|                                                    DESCRIPTION OF OLD NOTES                                                      |
|----------------------------------------------------------------------------------------------------------------------------------|
|                                            |               1            |                2              |            3           |
|    Name(s) and Address(es) of Holder(s)    |     Subclass of Old Notes  |   Aggregate Principal Amount  |   Principal Amount at  |
|         (Please fill in, if blank)         |            Tendered        |   at Maturity of Old Note(s)  |    Maturity Tendered*  |
|--------------------------------------------|----------------------------|-------------------------------|------------------------|
|                    |                       |                            |                               |                        |
|--------------------|-----------------------|----------------------------|-------------------------------|------------------------|
|                    |                       |                            |                               |                        |
|--------------------|-----------------------|----------------------------|-------------------------------|------------------------|
|                    |                       |                            |                               |                        |
|--------------------|-----------------------|----------------------------|-------------------------------|------------------------|
|                    |                       |                            |   Total                       |                        |
|----------------------------------------------------------------------------------------------------------------------------------|
|*  Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes represented           |
|   by the Old Notes indicated in column 1.  See instruction 2.  Old Notes tendered hereby must be in denominations of             |
|   principal amount at maturity of $1,000 and any integral multiple thereof.  See Instruction 1.                                  |
-----------------------------------------------------------------------------------------------------------------------------------

[ ] CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY
    TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:


                                   Ex-99.6-2

      Name of Tendering Institution:___________________________________________

      The Depository Trust Company

      Account Number __________________ Transaction Code Number _______________

     By crediting the Old Notes to the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's Automated Tender Offer program ("ATOP") and by complying with applicable ATOP procedures with respect to the Exchange Offer, including transmitting a computer-generated message (an "Agent's Message") to the Exchange Agent in which the holder of the Old Notes acknowledges and agrees to be bound by the terms of this Letter, the participant in the Book-Entry Transfer Facility confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and transmitted this Letter to the Exchange Agent.

[ ] CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

      Name(s) of Holder(s)_____________________________________________________

      Name of Institution which guaranteed delivery____________________________

      The Depositary Trust Company

      Account Number __________________ Transaction Code Number _______________

[ ] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

      Name:____________________________________________________________________

      Address:_________________________________________________________________
              _________________________________________________________________

     You are entitled to receive as many copies as you may reasonably request and if you need more than 10 copies, please so indicate by a notation below.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to MSAF the aggregate principal amount at maturity of each subclass of Old Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, MSAF all right, title and interest in and to such Old Notes as are being tendered hereby. Each participant in the Book-Entry Transfer Facility transmitting by means of the Book-Entry Transfer Facility a computer-generated message forming part of a Book-Entry Confirmation, on behalf of itself and the beneficial owner of the Old Notes tendered thereby, acknowledges receipt of the Prospectus and this Letter and agrees to be bound by the terms and conditions of the Exchange Offer as set forth in the Prospectus and this Letter.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby and that MSAF will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when


                                   Ex-99.6-3
the same are accepted by MSAF. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact with full power of substitution, for purposes of delivering this Letter and the Old Notes to MSAF. The Power of Attorney granted in this paragraph shall be deemed irrevocable from and after the Expiration Date and coupled with an interest.

     The undersigned also acknowledges that this Exchange Offer is being made by MSAF in reliance on an interpretation by the staff of the Securities and Exchange Commission (the "SEC"), as set forth in no-action letters issued to third parties, that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer, as set forth below, or any such holder that is an "affiliate" of MSAF within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution (within the meaning of the Securities
Act) of such New Notes. By tendering, each holder of Old Notes represents to MSAF that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such holder, (ii) neither the holder of Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of such New Notes and (iv) neither the holder nor any such other person is an "affiliate" of MSAF within the meaning of Rule 405 under the Securities Act. By tendering each holder of Old Notes that is a broker-dealer (whether or not it is also an "affiliate" of MSAF) that will receive New Notes for its own account pursuant to the Exchange Offer, represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The undersigned acknowledges that in reliance on an interpretation by the staff of the SEC, a broker-dealer may fulfill his prospectus delivery requirements with respect to the New Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the Prospectus which constitutes part of this Exchange Offer.

     The undersigned will, upon request, execute and deliver any additional documents deemed by MSAF to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. The tender may be withdrawn only in accordance with the procedure set forth in "The Exchange Offer--Withdrawal Rights" section of the Prospectus.

     Unless otherwise indicated herein in the box entitled "Special Issuance Instructions" below, please credit the account indicated above maintained at the Book-Entry Transfer Facility.

     THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION OF OLD NOTES" ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOX ABOVE.


                                   Ex-99.6-4

                         SPECIAL ISSUANCE INSTRUCTIONS
                           (See Instructions 3 and 4)

           To be completed ONLY if New Notes and/or if Old Notes delivered by book-entry transfer which are not accepted for exchange are to be credited to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

     Issue: New Notes and/or Old Notes to:

     Name(s) .....................................................
                             (Please Type or Print)

     .............................................................
                             (Please Type or Print)

     Address......................................................

     .............................................................
                                     (Zip Code)

     .............................................................
                (Tax Identification or Social Security No.)

     [ ] Credit New Notes and/or unexchanged Old Notes to the
         Book-Entry Transfer Facility account set forth below.


     -------------------------------------------------------------
                      (Book-Entry Transfer Facility
                               Account Number)


      IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF OR AN AGENT'S MESSAGE (TOGETHER WITH A BOOK-ENTRY CONFIRMATION AND ANY OTHER REQUIRED DOCUMENTS OR
THE NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE EXCHANGE AGENT
PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON OR PRIOR TO THE EXPIRATION DATE.

                 PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL
                   CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.


                                   Ex-99.6-5

                                PLEASE SIGN HERE
                   (TO BE COMPLETED BY ALL TENDERING HOLDERS)

     Dated: ..............................................., 2000

           x ....................   ......................., 2000
           x ....................   ......................., 2000
             Signature(s) of Owner           Date

     Area Code and Telephone Number .......................

          If a holder is tendering any Old Notes, this Letter must be signed by the person in whose name such Old Notes are registered on the security position listing maintained by DTC or by any person(s) authorized to become holder(s) by documents transmitted herewith. If the signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See instruction 3.

     Name(s): ...........................................

     ....................................................
                     (Please Type or Print)

     Capacity: ..........................................

     Address: ...........................................

     ....................................................
                      (Including Zip Code)

                                   SIGNATURE GUARANTEE
                              (if required by Instruction 3)

     Signature(s) Guaranteed by
     an Eligible Institution: ...................................
                                      (Authorized Signature)

     .....................................................................
                                  (Title)

     .....................................................................
                               (Name and Firm)

     Dated: ....................................................


                                   Ex-99.6-6

                                  Instructions

     Forming part of the Terms and Conditions of the Exchange Offer for the
                  Notes Due March 15, 2025 in Exchange for the
                        Notes Due March 15, 2025 of MSAF

1.   Delivery of this Letter and Notes; Guaranteed Delivery Procedures

     Either this Letter or an Agent's Message is to be completed by holders (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the holder of such Old Notes) in order to tender Old Notes. All tenders must be made pursuant to the procedures for delivery by book-entry transfer set forth in the Prospectus under "The Exchange Offer--Book-Entry Transfer". Book-Entry Confirmation, as well as either (i) a properly completed and duly executed Letter (or manually signed facsimile hereof) and all other documents required by this Letter or (ii) an Agent's Message, must be received by the Exchange Agent on or prior to the Expiration Date, or the tendering holder must comply with the guaranteed delivery procedures set forth below. Old Notes tendered hereby must be in denominations of principal amount at maturity of $1,000 and any integral multiple thereof.

     Noteholders who cannot deliver all required documents to the Exchange Agent on or prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures". Pursuant to such procedures,
(i) such tender must be made through an Eligible Institution, (ii) on or prior to the Expiration Date, the Exchange Agent must receive from such Eligible Institution either a properly completed and duly executed Letter (or a facsimile thereof) or a properly transmitted Agent's Message and Notice of Guaranteed Delivery, substantially in the form provided by MSAF (by telegram, telex facsimile transmission, mail or hand delivery), setting forth the name and address of such holder of Old Notes and the amount of each subclass of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, a Book-Entry Confirmation, and all other documents required by the Letter will be deposited by the Eligible Institution with the Exchange Agent, and (iii) Book-Entry Confirmation and all other documents required by this Letter, are received by the Exchange Agent, within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

     The method of delivery of this Letter, the Old Notes and all other documents required by this Letter is at the election and risk of the tendering holders, but the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If required documents are sent by mail, it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on or prior to the Expiration Date. No Letters should be sent to MSAF.

     See the Prospectus under "The Exchange Offer".

2.   Tender by Holder

     Only a holder of record as of             , 2000 may tender such Old
Notes in the Exchange Offer. Any beneficial owner of Old Notes who wishes to tender should arrange with The Depository Trust Company ("DTC"), a participant whose name appears on a security position maintained by DTC or the owner of the Old Notes to execute and deliver this Letter or an Agent's Message on his or her behalf.

3. Signatures on this Letter; Bond Powers and Endorsements; Guarantee of Signatures.

     If this Letter is signed by the DTC participant whose name appears on a security position maintained by DTC, the signature must correspond exactly with such participant's name as it appears on a security position maintained by DTC listing such participant as the owner of the Old Notes, without any change whatsoever.


                                   Ex-99.6-7

     If any tendered Old Notes are owned of record by two or more joint owners, all of such owners must sign this Letter.

     When this Letter is signed by the holders of the Old Notes specified herein and tendered hereby, no separate bond powers are required. If, however, the New Notes are to be issued, or any untendered Old Notes are to be reissued, to a person other than the holder, then separate bond powers are required. Signatures on such bond powers must be guaranteed by an Eligible Institution.

     If this Letter or any bond powers are signed by the trustees, executors, administrators, guardians, attorneys- in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by MSAF, proper evidence satisfactory to MSAF of their authority to so act must be submitted.

     Signatures on bond powers required by this Instruction 3 must be guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (an "Eligible Institution").

     Signatures on this Letter need not be guaranteed by an Eligible Institution if: (i) this Letter is signed by any participant in DTC whose name appears on a security position listing maintained by DTC as the owner of the Old Notes and such person has not completed the box entitled "Special Issuance Instructions" on this Letter, or (ii) the Old Notes are tendered for the account of an Eligible Institution.

4.   Special Issuance Instruction.

     Tendering holders of Old Notes should indicate in the box the DTC account to which New Notes issued pursuant to the Exchange Offer and/or substitute Old Notes not exchanged are to be issued, if different from the DTC account of the person signing this Letter. The employer identification or social security number of the person named must also be indicated. If no such instructions are given, such New Notes and/or Old Notes not exchanged will be credited to the DTC account of the person signing this Letter.

5.   Transfer Taxes.

     MSAF will pay all transfer taxes, if any, applicable to the transfer of Old Notes to it or its order pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the transfer of Old Notes to MSAF or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

6.   Waiver of Conditions.

     MSAF reserves the absolute right to waive satisfaction of any or all conditions enumerated in the Prospectus.

7.   No Conditional Tenders.

     No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Old Notes, by execution of this Letter, shall waive any right to receive notice of the acceptance of their Old Notes for exchange.

     Neither MSAF, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Old Notes nor shall any of them incur any liability for failure to give any such notice.


                                   Ex-99.6-8

8.   Requests for Assistance or Additional Copies.

     Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter, may be directed to the Exchange Agent, at the address and telephone and facsimile numbers indicated above.

9.   Incorporation of Letter of Transmittal.

     This Letter shall be deemed to be incorporated in and acknowledged and accepted by any tender through the Book-Entry Transfer Facility's ATOP procedures by any participant in the Book-Entry Transfer Facility on behalf of itself and the beneficial owners of any Old Notes so tendered.


                                   Ex-99.6-9